Exhibit 1.01

ALPHATEC HOLDINGS, INC.

Conflict Minerals Report

For the Year Ended December 31, 2017

1.	Introduction

This Conflict Minerals Report (“Report”) of Alphatec Holdings, Inc. (“Alphatec,” the “Company,” “we,” “us” or “our”) has been prepared pursuant to Rule 13p-1 (the “Rule”) and Form SD promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1, 2017 to December 31, 2017 (the “Reporting Period”). Numerous terms in this Report are defined in the Rule and Form SD and the reader is referred to those sources and to SEC Release No. 34-67716, issued by the Securities and Exchange Commission (“SEC”) on August 22, 2012, for such definitions.

The Rule requires us to disclose annually whether any products that we manufactured or contracted to manufacture during the Reporting Period contain certain, specified minerals which are necessary to the functionality or production of the products and whether those specified minerals, if found necessary, originated in the Democratic Republic of the Congo or any adjoining country (each a “Covered Country” and collectively, the “Covered Countries”). The specific minerals at issue are cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten (collectively, “Conflict Minerals”). If any of these Conflict Minerals originated in the Covered Countries, we are also required under the Rule to submit this Report, which describes the due diligence we performed in an effort to determine the source and chain of custody of those Conflict Minerals, among other things.

After conducting our reasonable country of origin inquiry (“RCOI”), briefly described below, we know or have reason to believe that some of our products manufactured or contracted for manufacture during the Reporting Period contain necessary Conflict Minerals that originated, or may have originated, in the Covered Countries and that they are not or may not be from recycled or scrap sources. Accordingly, we conducted due diligence on the source and chain of custody of those necessary Conflict Minerals that originated in the Covered Countries for the Reporting Period.

Certain statements in this Report contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include expectations concerning the Company’s future actions to engage suppliers, to identify to the extent possible the source of Conflict Minerals in its products and to take other actions regarding its product sourcing. The Company’s actual actions or results may differ materially from those expected or anticipated in the forward-looking statements due to both known and unknown risks and uncertainties including, but not limited to, decisions to make changes in the Company’s continual improvement efforts and delays or difficulties in engaging suppliers and identifying the source of Conflict Minerals contained in the Company’s products.

This Report has not been audited, nor is an independent private sector audit required for this Report under the Rule, the SEC partial stay of the Rule or existing SEC guidance and instruction.

2.	Company Overview

We are a medical technology company focused on the design, development and promotion of products for the surgical treatment of spine disorders. Our mission is to improve patient lives through our relentless pursuit of superior outcomes. We have a broad product portfolio and pipeline that are designed to address the cervical, thoracolumbar and intervertebral regions of the spine and cover a variety of spinal disorders and surgical procedures. Our principal product offerings are focused on the U.S. market for fusion-based spinal disorder solutions. We believe that our products and systems are attractive to surgeons and patients due to innovative features and benefits that are designed to simplify surgical procedures for the surgeon and improve patient outcomes.

We are a Delaware corporation. We were incorporated in March 2005. Our principal executive office is located at 5818 El Camino Real, Carlsbad, California 92008 and our telephone number is (760) 431-9286. Our Internet address is www.atecspine.com.

3.	Reasonable Country of Origin Inquiry

We determined after review that necessary Conflict Minerals were contained in certain of our products during the Reporting Period. This determination was made due to the anticipated presence of such minerals in parts obtained from suppliers, either contract manufacturers or original equipment manufacturers, or from utilization of conflict minerals in manufacturing processes employed by our suppliers. Because of this determination, we conducted a RCOI, which was designed to determine whether any of the necessary Conflict Minerals in our products originated or may have originated in a Covered Country or came from recycled or scrap sources.

For the Reporting Period, we used our sourcing and procurement data and internal inquiries to identify sixty-one (61) suppliers who supplied us necessary Conflict Minerals during the Reporting Period. We contacted each of these suppliers and asked them to provide information on (1) the Conflict Minerals contained in each of the products manufactured for us by that supplier and (2) the source of the Conflict Minerals, including smelter/refinery information and location of mines. Each supplier was asked to complete the Conflict Minerals Reporting Template (“CMRT”) developed by the Conflict-Free Sourcing Initiative (the “CFSI”).

We received CMRT responses from 61 of the suppliers who supplied us necessary Conflict Minerals during the Reporting Period. Based on those responses, we determined that Conflict Minerals present in certain of our products, as well as Conflict Minerals utilized in the production of certain of our product parts, may have originated in the Covered Countries and were not from scrap or recycled sources. Accordingly, in accordance with the Rule, we performed due diligence in an effort to determine the source and chain of custody of these necessary Conflict Minerals.

4.	Due Diligence

We are several levels removed from the actual mining of Conflict Minerals. We do not make purchases of raw ore or unrefined Conflict Minerals, and we make no direct purchases of materials from third parties located in the Covered Countries. Because of our position in the supply chain, we designed our due diligence framework in conformity with, in all material respects, the criteria and five-step framework set forth in the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, and related Supplements on Tin, Tantalum and Tungsten and on Gold (collectively, “OECD Guidance”), specifically as it relates to our position in the minerals supply chain as a “downstream” purchaser. In this regard, we must rely on our suppliers to provide information regarding the country of origin and chain of custody of the Conflict Minerals included in products covered by the Rule.

In conformity with the OECD Guidance, below is a description of the measures we performed for the Reporting Period to exercise due diligence on the source and chain of custody of the necessary Conflict Minerals contained in our products that we had reason to believe may have originated from the Covered Countries and may not have come from recycled or scrap sources.

OECD Step 1: Establish Strong Company Management Systems

•	We are committed to compliance with Conflict Minerals legislation and have implemented appropriate due-diligence processes to meet our obligations. We continued to review and assess our Conflict Minerals processes to ensure that we conduct all of our operations and activities in compliance with applicable Conflict Minerals legislation.

•	We maintained a risk management plan that includes due diligence reviews of suppliers, smelters and refiners which we identified may be sourcing or processing Conflict Minerals from the Covered Countries and which may not be from recycled or scrap sources.

•	We maintained an internal Conflict Minerals taskforce with cross functional team members and executives, to facilitate communication and supplier engagement, conduct due diligence compliance process and measurement, keep records and implement our risk management plan.

OECD Step 2: Identify and Assess Risk in the Supply Chain

•	We compiled a list of all suppliers who provide components that are used in the manufacturing of all Alphatec products.

•	We stratified the supplier list by the commodity type provided by each given supplier.

•	We excluded from the supplier list commodity types for which there is no risk of the use of Conflict Minerals.

•	We actively surveyed the remaining suppliers by submitting the CFSI CMRT and utilizing reasonable means to obtain self-declarations identifying the minerals used in the manufacture of products, the origin of any Conflict Minerals used, where applicable, included in the product(s) provided to Alphatec.

•	Where necessary, we followed up with those direct suppliers contacted to obtain additional information and/or responses to supply chain survey template that we identified contained incomplete or potentially inaccurate information to seek additional clarifying information.

•	We used the CMRT to review our direct suppliers’ due diligence activities, such as whether they had a Conflict Minerals policy, required their own suppliers to source from processing facilities validated by an independent audit firm, and implemented a review process that includes corrective action management.

•	We used the CMRT to identify Conflict Minerals processing facilities if reported in our supply chain by direct suppliers.

•	We determined if the processing facilities adhere to responsible sourcing practices by cross-checking with the list of Conflict Free Smelter Program (“CFSP”) compliant processing facilities.

•	We obtained countries of origin (when available) for CFSP-compliant processing facilities by relying on information provided by our direct suppliers and other public data sources.

OECD Step 3: Design and Implement a Strategy to Respond to Risk

•	We reported information on the source and chain of custody of Conflict Minerals in our supply chain to our Conflict Minerals working team and Conflicts Mineral taskforce on a regular basis.

•	We maintained a Conflict Minerals risk management plan that sets forth direct supplier-risk management strategies ranging from continued procurement to disengagement.

•	We provided formal and informal continuing education and training to members of our Conflict Minerals taskforce and our other employees who are involved with Conflict Minerals and suppliers.

OECD Step 4: Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

•	Because we do not source directly from processing facilities, we rely on the publicly-available results of the CFSP, London Bullion Market Association (“LBMA”) and Responsible Jewellery Council (“RJC”) third-party audits to validate the responsible sourcing practices of processing facilities in our supply chain.

•	The CFSI recognizes processing facilities as CFSP-compliant through validations conducted by the LBMA and RJC.

OECD Step 5: Report Annually on Supply Chain Due Diligence

•	We file a Form SD and Conflict Minerals Report with the SEC on an annual basis. Our Form SD and Conflict Minerals Report are also available on our website.

5.	Results of Good Faith RCOI and Due Diligence Process

Based on the information obtained pursuant to the good faith RCOI and due diligence processes described above, for the Reporting Period, we do not have sufficient information with respect to the Conflict Minerals to determine the country of origin of all of the Conflict Minerals we use to manufacture the our subject products and thus are unable to determine whether any of the Conflict Minerals originated in the Covered Countries and, if so, whether the Conflict Minerals were from recycled or scrap sources or financed conflict in the Covered Countries.

Our inability to reach specific and verifiable conclusions as to the products containing or utilizing Conflict Minerals, despite our efforts, primarily resulted from the following challenges or complicating factors.

•	We are dependent on information received from our direct suppliers to conduct our good faith RCOI process.

•	We have a varied supplier base with differing levels of resources and sophistication, and many of our suppliers are not themselves subject to the Rule.

•	The information our suppliers provided was often incomplete and required significant follow-up. Nevertheless, each supplier response was evaluated and, where possible, validated to determine sufficiency, accuracy or completeness of its response. For each supplier response, we subsequently assessed whether the Conflict Minerals identified, or those Conflict Minerals that may not have been identified, were consistent with the nature and characteristics of the manufactured product or supplied part. For each supplier response that was insufficient, potentially inaccurate or incomplete, we contacted that supplier for follow up, sometimes contacting certain suppliers on multiple occasions. When a supplier EICC-GeSI response stated that Conflict Minerals were sourced from the Covered Countries and identified the smelter involved, we endeavored to verify whether the smelter referenced by the supplier was identified on the EICC-GeSI Conflict Free Smelter List. If a supplier stated that Conflict Minerals in its product were not sourced from the Covered Countries but did not substantiate that information, we proceeded to verify that supplier response. Typically, verification involved a more detailed review of the supplier’s smelter response and, where possible, discussion with the supplier. If a supplier’s response could not be validated through details provided with regard to the smelter and/or smelters involved, then the supplier response in question was determined to be uncertain or unknown relative to the question of sourcing of raw material and was reflected as such in the Company’s EICC-GeSI template summary.

•	Suppliers provided responses at a company or divisional level, and not at a product level specific to the materials and components we use in the identified products.

•	As a downstream purchaser of Conflict Minerals, our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary Conflict Minerals. Our due diligence processes are based on the necessity of seeking data from our direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary Conflict Minerals. Our ability to influence cooperation from certain suppliers was limited when our use of these suppliers was mandated by our customers or when we were multiple tiers away from the smelter in the supply chain.

•	We rely, to a large extent, on information collected and provided by independent third party audit programs. Such sources of information may yield inaccurate or incomplete information and may be subject to fraud.

•	The unavailability of country of origin and chain of custody information from our suppliers on a continuous, real-time basis. Under the Dodd-Frank Act and the Rule, a product is “DRC conflict free” if it meets the required standard every day of the reporting year; conversely, a product would “not be found to be DRC conflict free” if it does not meet the required standard even one day of the reporting year. The supply chain of commodities such as Conflict Minerals is a multi-step process operating more or less on a daily basis, with ore being delivered to smelters and refiners, with smelters and refiners smelting or refining ores into metal containing derivatives such as ingots, with the derivatives being shipped, sold and stored in numerous market locations around the world and with distributors and purchasers holding varying amounts of the derivatives in inventory for use. Since we do not have direct contractual relationships with smelters and refiners, we rely on our direct suppliers to gather and provide specific information about the date when the ore is smelted into a derivative and later shipped, stored, sold and first entered the stream of commerce. We directly seek sourcing data on a periodic basis from our direct suppliers as well as certain smelters and refiners. We ask that the data cover the entire reporting year, and we seek to use contract provisions requiring the suppliers to promptly update us in the event that the sourcing data changes.

As a result, we have not been able to identify or verify all of the smelters from which our suppliers sourced the Conflict Minerals. For the Conflict Minerals which we were able to identify information about the smelter, we have noted that some of the smelters are currently on the conflict free smelters list published by the CFSI.

Set forth below is the list of known smelters we identified through our good faith RCOI and related due diligence:

Subject Mineral	Smelter or Refiner Name	Location of Smelter/ Refiner
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Gold	Abington Reldan Metals, LLC	USA
Tungsten	ACL Metais Eireli	BRAZIL
Gold	Advanced Chemical Company	USA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UAE
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Tin	Alpha	USA
Tin	An Thai Minerals Co., Ltd.	VIETNAM
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	USA
Gold	Asaka Riken Co., Ltd.	JAPAN

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux S.A.	SWITZERLAND
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Gold	Chimet S.p.A.	ITALY
Tin	China Tin Group Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Gold	Chugai Mining	JAPAN
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tantalum	D Block Metals, LLC	USA
Gold	Daejin Indus Co., Ltd.	SOUTH KOREA
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	DODUCO GmbH	GERMANY
Gold	Dowa	JAPAN
Tin	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	SOUTH KOREA
Tantalum	Duoluoshan	CHINA
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Gold	Elemetal Refining, LLC	USA

Tin	EM Vinto	BOLIVIA
Gold	Emirates Gold DMCC	UAE
Tin	Estanho de Rondônia S.A.	BRAZIL
Tantalum	Exotech Inc.	USA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tin	Fenix Metals	POLAND
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Gold	Geib Refining Corporation	USA
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	USA
Tungsten	Global Tungsten & Powders Corp.	USA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Gold	Gujarat Gold Centre	INDIA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tungsten	H.C. Starck GmbH	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	USA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Tantalum	Hi-Temp Specialty Metals, Inc.	USA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Gold	Hwaseong CJ Co., Ltd.	SOUTH KOREA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Gold	Jiangxi Copper Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kaloti Precious Metals	UAE
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	USA

Tungsten	Kennametal Fallon	USA
Tungsten	Kennametal Huntsville	USA
Gold	Kennecott Utah Copper LLC	USA
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	SOUTH KOREA
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L’azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Gold	LS-NIKKO Copper Inc.	SOUTH KOREA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Gold	Materion	USA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	USA
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo-Chimique N.V.	BELGIUM
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	USA
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO
Tantalum	Mineração Taboca S.A.	BRAZIL
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Gold	Mitsubishi Materials Corporation	JAPAN
Tin	Mitsubishi Materials Corporation	JAPAN
Tantalum	Mitsui Mining & Smelting	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Tin	Modeltech Sdn Bhd	MALAYSIA
Tungsten	Moliren Ltd	RUSSIAN FEDERATION
Tantalum	Molycorp Silmet A.S.	ESTONIA

Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
Tungsten	Niagara Refining LLC	USA
Gold	Nihon Material Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Gold	PAMP S.A.	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tantalum	Power Resources Ltd.	MACEDONIA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT O.M. Indonesia	INDONESIA

Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Gold	PX Précinox S.A.	SWITZERLAND
Tantalum	QuantumClean	USA
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Republic Metals Corporation	USA
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Gold	Royal Canadian Mint	CANADA
Tin	Rui Da Hung	TAIWAN
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	USA
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals	SOUTH KOREA
Gold	SAMWON Metals Corp.	SOUTH KOREA
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyería Platería S.A.	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	So Accurate Group, Inc.	USA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Tin	Soft Metais Ltda.	BRAZIL
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Gold	Sudan Gold Refinery	SUDAN

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	T.C.A S.p.A	ITALY
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tantalum	Telex Metals	USA
Tin	Thaisarco	THAILAND
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tony Goetz NV	BELGIUM
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	SOUTH KOREA
Tantalum	Tranzact, Inc.	USA
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Gold	United Precious Metal Refining, Inc.	USA
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Valcambi S.A.	SWITZERLAND
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM
Tin	VQB Mineral and Trading Group JSC	VIETNAM
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Gold	WIELAND Edelmetalle GmbH	GERMANY
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	SOUTH KOREA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Gold	Yokohama Metal Co., Ltd.	JAPAN
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA

Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA

Despite our good faith, reasonable country of origin inquiries, due to the number of suppliers for which we have not received confirmed responses from for all of our questions regarding the source and chain of custody of the necessary Conflict Minerals in our Products, we currently have not obtained sufficient information from all of our suppliers to determine the origin, name and location of the facilities used to process all of the necessary Conflict Minerals.

Despite the foregoing conclusion, we undertook and continue to undertake the due diligence measures and procedures to attempt to determine the applicable facilities and countries of origin for the necessary Conflict Minerals for the Products, including making numerous follow up inquiries of the applicable suppliers who were nonresponsive and/or who indicated to us that they were still attempting to independently determine the smelter or source of the Conflict Minerals obtained by such suppliers.

6.	Risk Mitigation

We are committed to complying with the provisions of the Rule and Form SD and expect to continue our efforts to improve our conflict minerals program and related due diligence. Our supply chain management next steps may include, but are not limited to the following:

•	continue to work with suppliers that provided incomplete responses or that did not provide responses for 2017 to help ensure that they provide requested information for 2018;

•	continue to request information and supporting data from each supplier manufacturing products for Alphatec that are subject to reporting requirements by utilizing any revised CMRT; and will pursue a completed template response that identifies material down to the smelter and mine;

•	continue to refine our Conflict Minerals risk management strategy based on the results of our due diligence on products manufactured and procured in 2017;

•	continue our due diligence process to review and validate supplier responses that are obtained in support of our Conflict Minerals reporting; and

•	provide continuing education and training to members of our Conflict Minerals taskforce and our other employees who are involved with Conflict Minerals and suppliers.